UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 2, 2009
Diebold, Incorporated

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077,
North Canton, Ohio	44720-8077

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 490-4000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On September 2, 2009, Diebold, Incorporated (the “Company”) and its subsidiaries, Premier Election Solutions Canada ULC (“Premier Canada”) and Premier Election Solutions (“Premier Election”), entered into a purchase agreement (the “Purchase Agreement”) with Elections Systems & Software, Inc. and its subsidiary (collectively, “ES&S”) pursuant to which ES&S agreed to purchase all of the outstanding capital stock of Premier Election and Data Information Management Systems, Inc. (“Data Information”) and substantially all of the assets of Premier Canada. The Company conducted its election systems business in the United States and Canada through Premier Election, Premier Canada and Data Information.
The Company’s sale of the election systems business (the “Divestiture”) was consummated simultaneously with the entry into the Purchase Agreement on September 2, 2009. The purchase price payable by ES&S in connection with the Divestiture was $5.0 million in cash plus the payment to Diebold of 70% of the cash payments collected through the fifth anniversary of the closing with respect to any accounts receivable in existence as of, and including, August 31, 2009. Additionally, the Company has agreed to retain certain existing liabilities, including, without limitation, the previously disclosed lawsuit involving the Cuyahoga County Board of Elections, and share other liabilities with ES&S in connection with the election systems business.
As a result of this transaction, Diebold expects to recognize a pre-tax loss during the third quarter 2009 in the range of $45 million to $55 million. The pre-tax loss includes the assets and liabilities of the election systems business, certain retained legal liabilities, and other transaction costs. The amount of pre-tax loss is only an estimate and is subject to change based on final balance sheet information as of August 31, 2009, and changes in estimates related to valuation of the interest in accounts receivable.
In connection with the Divestiture, the Company has also entered into a non-competition agreement with ES&S pursuant to which the Company has agreed not to provide election products and services within the United States, its territories or Canada. However, the non-competition agreement does not restrict the Company’s Brazilian election systems business from operating in Latin America. The Company also reserved the right under the non-competition agreement to take necessary actions to perform its obligations and duties under the Purchase Agreement without being deemed in breach of the non-competition agreement.
As a condition to the transaction, the Company entered into a transition services agreement with ES&S pursuant to which the Company will facilitate an orderly transfer of the business to ES&S and provide certain transition services.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold, Incorporated
September 3, 2009	By:	/s/ Chad F. Hesse
		Name:	Chad F. Hesse
		Title:	Corporate Secretary